Exhibit 10.71
SOLEXA, INC.
SECURITIES PURCHASE AGREEMENT
November 18, 2005

SOLEXA, INC.
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made as of November 18, 2005, by and among Solexa, Inc. , a Delaware corporation (the “Company”) with its principal office at 25861 Industrial Boulevard, Hayward, California 94545, and the purchasers identified on the signature pages hereto (the “Purchasers”).
RECITALS
     Whereas, the Company has authorized the sale and issuance of the Common Shares and the Warrants (each as defined herein);
     Whereas, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the SEC (as defined herein) under the Securities Act (as defined herein);
     Whereas, at the First Closing (as defined herein), the Company desires to sell, and each Purchaser desires severally, and not jointly, to purchase, the Shares and the Warrants, each as indicated below such Purchaser’s name on the applicable signature page of this Agreement upon the terms and conditions stated in this Agreement and at the Second Closing (as defined herein), if Stockholder Approval (as defined herein) is obtained, each Purchaser hereto desires severally, and not jointly, to purchase, the Shares and the Warrants, each as indicated below such Purchaser’s name on the applicable signature page of this Agreement upon the terms and conditions stated in this Agreement; and
     Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
Authorization and Sale of Common Shares and Warrants
     1.1 Authorization. The Company has authorized (a) the sale and issuance to the Purchasers pursuant to this Agreement of up to Two Hundred Thirty Thousand Eight Hundred Forty (230,840) shares (the “Common Shares”) of Company’s common stock, par value $0.01 per share (the “Common Stock”) at a price per shares of six dollars and fifty cents ($6.50) and (b) the sale and issuance of warrants to the Purchasers pursuant to this Agreement, in the form attached hereto as Exhibit A, (the “Warrants”), to purchase up to Eighty Thousand Seven Hundred Ninety Four (80,794) shares of the Common Stock, at a price per share of seven dollars and fifty cents ($7.50) (the “Warrant Price”). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants purchased by the Purchasers pursuant to this

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Agreement are referred to herein as the “Warrant Shares.” The Common Shares and the Warrant Shares are collectively referred to herein as the “Shares.” The Shares and the Warrants are collectively referred to herein as the “Securities.”
          (a) First Closing. Subject to the terms and conditions of this Agreement, including without limitation, the conditions set forth in Article 5 and Article 6 of this Agreement (excluding Stockholder Approval in Section 7.8), there shall be a closing at which the Company shall issue and sell, and each Purchaser, shall severally, and not jointly, purchase, the number of shares of Common Shares and the number of Warrants, in each case, in the respective amounts indicated below such Purchaser’s name on the applicable signature page of this Agreement, in exchange for the cash consideration set forth as the “First Closing Purchase Price” indicated below such Purchaser’s name on the signature page of this Agreement (the “First Closing”).
          (b) Second Closing. Subject to the terms and conditions of this Agreement, including without limitation, the conditions set forth in Article 5 and Article 6 of this Agreement (including Stockholder Approval in Section 7.8), at the Second Closing, there shall be a closing at which the Company shall issue and sell, and each Purchaser, shall severally, and not jointly, purchase, the number of shares of Common Shares and the number of Warrants, in each case, in the respective amounts indicated below such Purchaser’s name on the signature page of this Agreement, in exchange for the cash consideration set forth as the “Second Closing Purchase Price” indicated below such Purchaser’s name on the applicable signature page of this Agreement (the “Second Closing”).
ARTICLE 2
Closing Dates; Delivery
2.1 Closing Dates. Delivery.
          (a) Location. The First Closing and Second Closing of the purchase and sale of the Common Shares and Warrants hereunder (together, the “Closings”) shall be held at the offices of Cooley Godward llp (“Cooley Godward”), 3175 Hanover Street, Palo Alto, California 94304, or at such other location upon which the Company and the Purchasers purchasing a majority of the Common Shares at the applicable Closing shall agree, on the applicable Closing Date.
          (b) First Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, on the date hereof or at such other time and place upon which the Company and the Purchasers purchasing a majority of the Common Shares at the First Closing shall agree, the Company will deliver or cause to be delivered to each Purchaser, a duly executed Warrant and a certificate representing the number of Common Shares purchased by such Purchaser, registered in such Purchaser’s name as indicated on the Stock Certificate Questionnaire in the form attached hereto as Exhibit B-1. Such delivery shall be against payment of the purchase price therefor by each such Purchaser as set forth as the “First Closing Purchase Price” below their respective names on the signature page attached hereto by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions. The date of the First Closing is

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hereinafter referred to as the “First Closing Date.”
          (c) Second Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, on the date one (1) business day following the Company’s receipt of the Stockholder Approval (as defined herein), or at such other time and place upon which the Company and the Purchasers purchasing a majority of the Common Shares at the Second Closing shall agree, the Company will deliver or cause to be delivered to each Purchaser, a duly executed Warrant and a certificate representing the number of Common Shares purchased by such Purchaser, registered in such Purchaser’s name as indicated on the Stock Certificate Questionnaire in the form attached hereto as Exhibit B-1. Such delivery shall be against payment of the purchase price therefor by each such Purchaser as set forth as the “Second Closing Purchase Price” below their names on the signature page attached hereto by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions. The date of the Second Closing is hereinafter referred to as the “Second Closing Date.”
ARTICLE 3
Representations and Warranties of the Company
     Except as set forth on the Disclosure Schedule delivered by the Company to the Purchasers herewith, the Company represents and warrants to the Purchasers on and as of the date hereof and on the applicable Closing Date:
     3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company does not own or control any equity security or other interest of any corporation, limited partnership or other business entity.
     3.2 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Common Shares and Warrants, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants, and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Warrants, the Warrants will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof, the issuance, sale and delivery of the Common Shares and the Warrants by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”) or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material

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agreement or instrument to which the Company or any of its properties is subject.
     3.3 Issuance and Delivery of the Shares. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Common Shares will be validly issued, fully paid and nonassessable. Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Common Shares and the Warrants is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.
     3.4 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all such documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments or to the extent that such unaudited statements do not include footnotes).
     3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which the Common Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of the Registration Statement (as defined herein) and all amendments thereto with the SEC as contemplated by Section 7.2 of this Agreement and (c) the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.
     3.6 No Material Adverse Change. Except as otherwise disclosed herein or in the SEC Documents, since December 31, 2004, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.
     3.7 Authorized Capital Stock. The authorized capital stock of the Company consists of (a) sixty million (60,000,0000) shares of Common Stock, $0.01 par value, of which,

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as of November 18, 2005, twenty six million one hundred eight thousand two hundred eighty six (26,108,286) shares were outstanding, and (b) two million (2,000,000) shares of Preferred Stock, $0.01 par value, none of which shares is currently outstanding. Except as described on Schedule 3.7 of the Disclosure Schedule, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement.
     3.8 Litigation. Except as disclosed in the SEC Documents, there are no actions, suits proceedings or investigations pending or, to the best of the Company’s knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company’s properties or assets or the business of the Company as currently conducted or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.
     3.9 Eligibility to Use Form S-3. The Company is eligible to use Form S-3 for the registration of its securities under the Securities Act which are offered in transactions involving secondary offerings.
     3.10 Company not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
     3.11 NASDAQ Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. Capital Market (the “Nasdaq Capital Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or listing.
     3.12 Use of Proceeds. The proceeds of the sale of the Common Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.
     3.13 Brokers and Finders. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than SG Cowen & Co., LLC as lead placement agent and Leerink, Swann & Company as co-placement agent.

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     3.14 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.
     3.15 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.
     3.16 Private Placement. The offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.
     3.17 Internal Accounting Controls. Except as described in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.18 Sarbanes-Oxley; Disclosure Controls and Procedures. To its knowledge, the Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its subsidiaries. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any of its subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls over financial reporting.
     3.19 Intellectual Property.
          (a) “Intellectual Property” shall mean patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes.

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          (b) Except as disclosed in the SEC Documents and to the knowledge of the Company, the Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted as described in the SEC Documents, free and clear of all material liens and encumbrances.
          (c) Except as disclosed in the SEC Documents, the conduct of the Company’s business as currently conducted does not infringe or otherwise conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed by the Company to a third party, and, to the knowledge of the Company, the Intellectual Property and confidential information of the Company are not being Infringed by any third party.
          (d) Each employee, consultant and contractor of the Company who has had access to confidential information of the Company that is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.
     3.20 Questionable Payments. Neither the Company nor, to the knowledge of the Company, any of its current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
     3.21 Transactions with Affiliates. Except as disclosed in the SEC Documents and as contemplated pursuant to this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
     3.22 Disclosure. Except as disclosed on Schedule 3.21 of the Disclosure Schedule, the information contained in the Exchange Act Documents as of the date hereof and as of the applicable Closing Date, did not and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes herein, “Exchange Act Documents” are the documents filed by the Company under the Exchange Act, since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K. The Company confirms that neither the Company nor, to the Company’s knowledge, any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information. The Company

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acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV hereof.
     3.23 Dilution; Sales By Purchasers. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under this Agreement and the Warrants, including without limitation its obligation to issue the Warrants, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.5 hereof), it is understood and agreed by the Company (i) that none of the Purchasers have been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that future open market or other transactions by any Purchaser, including short sales, and specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.
ARTICLE 4
Representations, Warranties and Covenants of the Purchasers
     Each Purchaser hereby severally, and not jointly, represents and warrants to the Company on and as of the date hereof and on the applicable Closing Date:
     4.1 Authorization. Purchaser represents and warrants to the Company that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.
     4.2 Investment Experience. Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the

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Company to reach an informed and knowledgeable decision to acquire the Common Shares and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares and Warrants.
     4.3 Investment Intent. Purchaser is purchasing the Common Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7. Purchaser understands that its acquisition of the Common Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as Exhibit B (or has provided the information requested thereon in the form otherwise acceptable to the Company) for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct as of the applicable Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser, in connection with its decision to purchase the Common Shares and the Warrants, has relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.
     4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.
4.5 Dispositions.
          (a) Purchaser will not, prior to the effectiveness of the Registration Statement (as defined below), if then prohibited by law or regulation: (a) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (b) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Securities by such Purchaser or an affiliate. In addition, Purchaser agrees that for so long as it owns any Common Shares, it will not enter into any short sale of Shares executed at a time when the Purchaser has no equivalent offsetting long position in the Common Shares. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Shares, shares that the Purchaser is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser.
          (b) Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, SG Cowen & Co., LLC, Leerink, Swann & Company, or any other Person regarding the

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transactions contemplated hereby. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.
     For purposes of this Section 4.5(b), (i) “Person” shall include, without limitation, any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or joint stock company and (ii) “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.
     4.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Common Shares and the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares and the Warrants.
     4.7 Confidentiality. Purchaser will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder, which announcement shall be made in a press release pursuant to Section 7.9, or (b) this Agreement is terminated.
     4.8 Residency. Purchaser’s principal executive offices are in the jurisdiction set forth immediately below Purchaser’s name on the applicable signature page attached hereto.
     4.9 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the Warrants.
     4.10 Legend. Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):
     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE

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OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”
          (a) The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 4.10, it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Common Shares or Warrant Shares, as applicable, issued with a restrictive legend and a signed and completed notice of sale in substantially the form of Exhibit E attached hereto (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from any legend referring to the Securities Act. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System. All costs and expenses related to the removal of the legends and the reissuance of any Securities shall be borne by the Company.
          (b) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.10 is predicated upon the Company’s reliance that such Purchaser will sell any Securities pursuant to either (i) the registration requirements of the Securities Act, and such Purchaser shall have delivered a current prospectus in connection with such sale unless constructive delivery is permitted at the time pursuant to Rule 172 under the Securities Act (“Rule 172”) as then in effect, in which event such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale, or (ii) an exemption therefrom.
     4.11 Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Common Shares and the Warrants or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Common Shares and the Warrants, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

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ARTICLE 5
Conditions to Closing Obligations of Purchasers
     Each Purchaser’s obligation to purchase the Common Shares and the Warrants at the relevant Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the relevant Closing Date of the following conditions:
     5.1 Representations and Warranties. The representations and warranties made by the Company in Article 3 hereof qualified as to materiality shall be true and correct at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Article 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.
     5.3 Certificates. The Company shall deliver or cause to be delivered to the Purchasers duly executed certificates for the Common Shares and the Warrants (in such denominations as set forth below each Purchaser’s name on the applicable signature page attached hereto.
     5.4 Legal Opinion. The Purchasers shall have received on the applicable Closing Date an opinion of Cooley Godward, counsel for the Company, dated the applicable Closing Date, in substantially the form of Exhibit C.
     5.5 Listing. The Company shall have complied with all requirements with respect to the listing of the Shares on the Nasdaq Capital Market, except for such requirements not required until after the issuance of the Shares, such requirements to be complied with promptly after the applicable Closing.
     5.6 Officer’s Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2.
     5.7 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
     5.8 Secretary’s Certificate. The Company shall have delivered a Certificate,

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executed on behalf of the Company by its Secretary or Chief Financial Officer, dated as of the applicable Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Securities, certifying the current versions of the Restated Certificate and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.
     5.9 Stop Orders. No stop order or suspension of trading shall have been imposed by the Nasdaq Capital Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.
     5.10 Stockholder Approval. In the case of the Second Closing, the Company shall have obtained Stockholder Consent prior to the 120th day following the date hereof.
     5.11 First Contemporaneous Offering. Simultaneously with or prior to the First Closing, the Company shall have sold securities to third party purchasers, who are not acting in concert with any of the Purchasers, which securities shall be on, and have, such terms and conditions as the Company shall determine in its sole discretion.
     5.12 Second Contemporaneous Offering. Simultaneously with or prior to the Second Closing, the Company shall have sold securities to third party purchasers, who are not acting in concert with any of the Purchasers, which securities shall be on, and have, such terms and conditions as the Company shall determine in its sole discretion.
ARTICLE 6
Conditions to Closing Obligations of Company
     The Company’s obligation to sell and issue the Common Shares and the Warrants at the relevant Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:
     6.1 Receipt of Payment. The Purchasers shall have delivered payment of the purchase price to the Company for the Common Shares and the Warrants being issued at the applicable Closing.
     6.2 Representations and Warranties. The representations and warranties made by the Purchasers in Article 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Purchasers in Article 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
     6.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the applicable Closing Date shall

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have been performed or complied with in all material respects.
     6.4 Delivery of Purchaser Questionnaire. The Company shall have received from each Purchaser a fully completed Purchaser Questionnaire in the form attached hereto as Exhibit B (or shall have received the information requested thereon in the form otherwise acceptable to the Company) prior to the Second Closing for the Company’s use in preparing the Registration Statement pursuant to Article 7 below; provided, however, in the event that the Second Closing does not take place, such Purchaser Questionnaire (or the information requested thereon in the form otherwise acceptable to the Company) shall have been received from each Purchaser within ten (10) days following notification by the Company of the filing of such Registration Statement.
     6.5 First Contemporaneous Offering. Simultaneously with or prior to the First Closing, the Company shall have sold securities to third party purchasers, who are not acting in concert with any of the Purchasers, which securities shall be on, and have, such terms and conditions as the Company shall determine in its sole discretion.
     6.6 Second Contemporaneous Offering. Simultaneously with or prior to the Second Closing, the Company shall have sold securities to third party purchasers, who are not acting in concert with any of the Purchasers, which securities shall be on, and have, such terms and conditions as the Company shall determine in its sole discretion.
ARTICLE 7
Covenants
     7.1 Definitions. For the purpose of this Article 7:
          (a) the term “Registration Statement” shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and
          (b) the term “Registrable Shares” shall mean all of the Common Shares issued pursuant to this Agreement and the Warrant Shares issuable upon exercise of the Warrants issued pursuant to this Agreement.
The parties acknowledge that the Company may choose to include, at its option and solely for its convenience, such Common Shares and such Warrant Shares on a registration statement with other similar securities sold by the Company to third party purchasers not acting in concert with any of the Purchasers.
     7.2 Registration Procedures and Expenses. The Company shall:
          (a) use its best efforts to file a Registration Statement with the SEC within ten (10) days following the Second Closing Date, but in no event after the date that is eighty (80) days after the First Closing Date (the “Filing Date”), to register the Registrable Shares and shares of the Common Stock listed on Schedule 7.2 attached hereto on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares and shares of the

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Common Stock listed on Schedule 7.2 under SEC Rule 415) or on such other form which is appropriate to register such Registrable Shares for resale from time to time by the Purchasers; provided, however, if a Registration Statement covering the Registrable Shares is not filed with the SEC on or prior to the Filing Date, the Company will make payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to one percent (1%) of the aggregate amount invested by such Purchaser (the amount invested by a Purchaser shall include the purchase price of the Common Shares acquired by such Purchaser and shall exclude any amount attributable to the Warrants acquired by such Purchaser pursuant to this Agreement) for each 30 day period (or a portion thereof) following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities;
          (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause any such Registration Statement filed pursuant to Section 7.2(a) above to become effective as promptly after filing of such Registration Statement as practicable but in any event by the date that is one hundred (100) days following the First Closing Date; provided, however, that in the event that a Registration Statement is reviewed by the SEC, then such date shall be the date that is one hundred fifty (150) days following the First Closing Date. If (i) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or is not subject to further review, or (ii) the Registration Statement has not been declared effective by the appropriate date in the preceding sentence, then the Company will make payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to one percent (1%) of the purchase price attributed to the Common Shares purchased hereunder for each thirty (30) day period (or a portion thereof) following the date by which such Registration Statement should have been effective as described above had the Company used its best efforts to have the Registration Statement declared effective;
          (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 7.5 below, subject to the Company’s right to suspend pursuant to Section 7.4;
          (d) furnish to each Purchaser (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers, including a copy of the prospectus to be furnished to each Purchaser pursuant to Section 7.2(g);
          (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

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          (f) upon notification by the SEC that that the Registration Statement will not be reviewed or is no longer subject to further review and comments by the SEC, the Company shall within five business days request acceleration of such Registration Statement such that it becomes effective at 5:00 p.m. New York Time on the date that effectiveness is requested (the “Effective Date”);
          (g) deliver to each Purchaser, by 9:00 a.m. New York time on the day following the Effective Date, without charge, an electronic copy of each prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Purchasers in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto;
          (h) advise each Purchaser promptly:
               (i) of the effectiveness of the Registration Statement or any post-effective amendments thereto;
               (ii) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;
               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
               (iv) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;
          (i) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed;
          (j) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states; and
          (k) otherwise use commercially reasonable efforts to make available to its security holders no later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 7.2(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter after the fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

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     7.3 Indemnification.
          (a) The Company agrees to indemnify and hold harmless each Purchaser, the partners, members, officers and directors of each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser, partner, member, officer, director or controlling person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser, partner, member, officer, director or controlling person specifically for use in preparation of the Registration Statement or any breach of this Agreement by such Purchaser; and provided further, however, that the Company shall not be liable to any Purchaser of Registrable Shares (or any partner, member, officer, director or controlling person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i)(A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or, if Rule 172 is then in effect, such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to, the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, or if Rule 172 is then in effect, notified by the Company that such amended or supplemented prospectus has been filed with the SEC, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to, or, if Rule 172 is then in effect, such Purchaser fails to confirm that the prospectus so amended or supplemented was deemed to be delivered prior to, the delivery of written confirmation of the sale of a Registrable Share to the person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchaser’s covenant contained in Section 7.4 of this Agreement.
          (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof)

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arise out of, or are based upon, any breach of this Agreement by such Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7.3(b) be greater in amount than the dollar amount of the proceeds (net of the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.
          (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the

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indemnified party shall promptly remit payment of such difference to the indemnifying party.
          (e) If the indemnification provided for in this Section 7.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds (net of the amount of any damages such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such indemnifying party upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
     7.4 Prospectus Delivery. Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares without complying with Section 8.3. Each Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives such Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives such Purchaser written notice that such Purchaser may thereafter effect sales pursuant to said prospectus; provided that such suspension periods shall in no event exceed thirty (30) days in any twelve (12) month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders; provided further, that the Company may suspend the use of the prospectus forming a part of the Registration Statement to the extent necessary to file any post-effective amendment to the Registration Statement in order to amend the table of selling stockholders within the Registration Statement to reflect transfers of the Securities pursuant to Sections 8.3(a) and 8.3(b). If, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement, except as excused pursuant to this Section 7.4, then the Company will make pro rata payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to one (1%) of the aggregate amount invested by such Purchaser (the amount invested by such Purchaser shall include the purchase price of the Shares acquired by such Purchaser and shall exclude any amount attributable to the Warrants acquired by such Purchaser pursuant to this Agreement) for each thirty (30) day period following the date sales cannot be made pursuant to such Registration Statement after it has been declared effective.
     7.5 Termination of Obligations. The obligations of the Company pursuant to

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Section 7.2 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold, (b) such time as all of the Registrable Shares may be resold in a three-month period pursuant to Rule 144(k), or (c) the fifth anniversary of the Second Closing Date or, if the Second Closing does not occur, the First Closing Date.
     7.6 Reporting Requirements.
          (a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:
               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (iii) so long as any of the Purchasers own Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.
     7.7 Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Securities.
     7.8 Stockholder Approval. Promptly following the First Closing Date, the Company shall take all action necessary to call a special meeting of its stockholders (the “Special Stockholders Meeting”) and seek the approval of the Company’s stockholders for, among other matters, the authorization and issuance of the Common Shares and Warrants at the Second Closing which were not sold to the Purchasers at the First Closing and the issuance of the Warrant Shares upon exercise of such Warrants in compliance with Rule 4350(i) of the Marketplace Rules of the NASD (the “Stockholder Approval”), to the extent required by The Nasdaq Stock Market, Inc. In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Special Stockholders Meeting and, promptly after receiving clearance from the SEC, shall promptly mail such proxy materials to the stockholders of the Company.
     7.9 Publicity. The Company shall, on or before 9:30 a.m. New York City time on the first business day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby. Except with respect to the press release contemplated by this section, the Company agrees that it will not use in advertising or publicity the names of any of the Purchasers, any of their respective partners or employees, any of the funds or accounts managed by any of them or any of their affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof, in any case without

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the prior written consent of the Purchasers.
ARTICLE 8
Restrictions on Transferability of Securities;
Compliance with Securities Act
     8.1 Restrictions on Transferability. The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.
     8.2 Instruction Sheet. Each certificate representing Registrable Shares shall bear the legend set forth on the Instruction Sheet attached hereto as Exhibit D (in addition to any legends required under applicable securities laws).
     8.3 Transfer of Securities.
          (a) Each Purchaser hereby covenants with the Company not to make any sale of the Securities except:
               (i) in accordance with the Registration Statement, in which case such Purchaser shall have delivered a current prospectus in connection with such sale; provided, however, that if Rule 172 is then in effect, such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale; or
               (ii) in accordance with Rule 144, in which case such Purchaser covenants to comply with Rule 144; or
               (iii) (A) If the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition and (C) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.
          (b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Purchaser that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of such Purchaser, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company or (iv) an individual transferring to such Purchaser’s family member or trust for the benefit of an individual Purchaser; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.
          (c) Each Purchaser further acknowledges and agrees that, if a Purchaser is

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selling the Securities using the prospectus forming a part of the Registration Statement, such Securities are not transferable on the books of the Company unless the certificate evidencing such Securities is submitted to the Company’s transfer agent and a separate certificate executed by an officer of, or other person duly authorized by, such Purchaser in the form attached hereto as Exhibit E is submitted to Cooley Godward or the Company’s transfer agent.
     8.4 Purchaser Information. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser’s “Plan of Distribution”.
     8.5 Material Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.
ARTICLE 9
Miscellaneous
     9.1 Termination.
          (a) This Agreement may be terminated and the sale and purchase of the Common Shares and the Warrants abandoned at any time prior to the First Closing, by written notice of any individual Purchaser if the First Closing has not occurred within five (5) business days of the date hereof (other than as a result of the failure on the part of the party giving such notice of termination to perform its covenants and obligations under this Agreement in all material respects); provided, however, that the abandonment of the sale and purchase of the Common Shares and the Warrants shall be applicable only to such Purchaser providing such written notice.
          (b) If this Agreement is terminated pursuant to this Section 9.1, all further obligations of the Company to such Purchaser and of such Purchaser to the Company shall terminate and the Company shall notify the Purchasers in writing of such notice and termination; provided, however, that (i) no party shall be relieved of any liability arising from any breach by such party of any provision of this Agreement and (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in this Article 9.
          (c) The sale and purchase of the remaining Common Shares and the Warrants at the Second Closing may be abandoned, and the obligations of any individual Purchaser with respect to the Second Closing may be terminated by written notice of such Purchaser if the Second Closing has not occurred within 120 days of the date of this Agreement (other than as a result of the failure on the part of the party giving such notice to perform its covenants and obligations under this Agreement in all material respects). The Company shall notify the

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remaining Purchasers in writing of any such notice.
     9.2 Waivers and Amendments. With the exception of Article 7 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and the holders of a majority in interest of the Shares issued or issuable hereunder. With respect to Article 7 hereof, with the written consent of the Company and the record holders of a majority in interest of the Registrable Shares issued or issuable hereunder, the terms of this Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Registrable Shares.
     9.3 Broker’s Fee. Each Purchaser acknowledges that the Company intends to pay a fee in respect of the sale of the Securities to SG Cowen & Co., LLC as lead agent, to Leerkink, Swann & Company and to the entities listed on Schedule 3.13 of the Disclosure Schedule. Each of the parties to this Agreement represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of Securities to the Purchasers.
     9.4 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.
     9.5 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.
     9.6 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Upon a permitted transfer of a Purchaser’s Securities on the books of the Company in accordance with the terms of Sections 8.3(a)(iii) or 8.3(b), the Purchaser may assign this Agreement to the permitted transferee upon prior written notice to the Company. Except as set forth in the previous sentence, no Purchaser shall assign this Agreement without the prior written consent of the Company.
     9.7 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.
     9.8 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth on the applicable signature pages hereto, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or

23.

communication was sent, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.
     9.9 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     9.11 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. For clarification purposes and without implication that the contrary would otherwise be true, the transactions contemplated hereby only include the transaction between the Company and the Purchasers and do not include any other transaction between the Company and any other third party purchaser of the Company’s securities.
     9.12 Currency. All references to “dollars” or “$” in this Agreement shall be deemed to refer to United States dollars.
     9.13 Independent Nature of the Purchasers’ Obligations and Rights. The obligations of the Purchasers under this Agreement are several and not joint with the obligations of any other third party purchasers of the Company’s securities, and the Purchasers shall not be responsible in any way for the performance of the obligations of any other third party purchasers of the Company’s securities. Each of the Purchasers and the Company agree and acknowledge that (i) the decision of the Purchasers to purchase the Securities pursuant to this Agreement has been made by the Purchasers independently of any other third party purchasers of the Company’s securities and (ii) no other third party purchasers of the Company’s securities have acted as agent for the Purchasers in connection with the Purchasers making their investment hereunder and that no such other third party purchasers will be acting as agent of the Purchasers in connection with monitoring its investment hereunder or enforcing their rights under this Agreement. Nothing contained herein or in any other document contemplated hereby or any agreement of any such other third party purchaser, and no action taken by any of the Purchasers pursuant hereto or any other third party purchaser pursuant thereto, shall be deemed to constitute the Purchasers or any such other third party purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers or any such other third party purchasers are in any way acting in concert or as a group with respect to any matters. The Purchasers shall be entitled to independently protect and enforce their rights, including, without limitation, the rights arising out of this Agreement or out of any of the other documents contemplated hereby, and it shall not be necessary for any such other third party purchasers to be joined as an additional party in any proceeding for such purpose. To the extent that any such other third party purchasers purchase the same or similar securities as the Purchasers hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all

24.

such matters are solely in the control of the Company, not the action or decision of any of the Purchasers, and would be solely for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers or any such other third party purchaser.

25.

     The foregoing agreement is hereby executed as of the date first above written.

Solexa, Inc., a Delaware corporation

By:	/s/ John West

Name:	John West
Title:	CEO
Signature Page to Securities Purchase Agreement

     IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	By: EGI-NP Investments, L.L.C

By: CD Capital Management, LLC

Its: Investment Manager

Print name of entity

(Printed Name)	By:	/s/ John Ziegelman

		Name:	President

		Title:	John Ziegelman

Delaware

Print jurisdiction of organization of entity

Address:	Address:
2 North Riverside Plaza, Suite 720

Chicago, IL 60606

Aggregate dollar amount of Common Shares and Warrants committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
First Closing Purchase Price $6.50	15,209	5,323
Second Closing Purchase Price $6.50	19,417	6,796

     IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	By: The Jay Pritzker Foundation

By: CD Capital Management, LLC

Its: Investment Manager

Print name of entity

(Printed Name)	By:	/s/ John Ziegelman

		Name:	President

		Title:	John Ziegelman

Illinois

Print jurisdiction of organization of entity

Address:	Address:
2 North Riverside Plaza, Suite 720

Chicago, IL 60606

Aggregate dollar amount of Common Shares and Warrants committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
First Closing Purchase Price $6.50	5,069	1,774
Second Closing Purchase Price $6.50	6,473	2,266

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	By: CD Investment Partners

By: CD Capital Management, LLC

Its: Investment Manager

Print name of entity

(Printed Name)	By:	/s/ John Ziegelman

		Name:	President

		Title:	John Ziegelman

Cayman Islands

Print jurisdiction of organization of entity

Address:	Address:
2 North Riverside Plaza, Suite 720

Chicago, IL 60606

Aggregate dollar amount of Common Shares and Warrants committed to be purchased pursuant to the terms of the Agreement:

	Common Shares	Warrant Shares
First Closing Purchase Price $6.50	81,117	28,391
Second Closing Purchase Price $6.50	103,555	36,244
Signature Page to Securities Purchase Agreement

Exhibit A
FORM OF WARRANT
     The Form of Warrant is filed separately as Exhibit 10.72 of the Company’s Current Report on Form 8-K, filed on November 23, 2005

Exhibit B
INSTRUCTION SHEET FOR PURCHASER
(to be read in conjunction with the entire
Securities Purchase Agreement)
A.	Complete the following items in the Securities Purchase Agreement:
1.	Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

2.	Exhibit B-1 — Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire.

3.	Exhibit B-2 — Registration Statement Questionnaire:

Provide the information requested by the Registration Statement Questionnaire.

4.	Exhibit B-3 — Purchaser Certificate:

Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

5.	Return the signed Securities Purchase Agreement to:
John L. Brottem, Esq.
Cooley Godward llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
Fax: 650-745-3924
B.	Instructions regarding the transfer of funds for the purchase of Securities will be telecopied to the Purchaser at a later date.

C.	Upon the resale of the Registrable Shares by the Purchaser after the Registration Statement covering the Registrable Shares is effective, as described in the Securities Purchase Agreement, the Purchaser:
(i)	must deliver a current prospectus to the buyer (prospectuses may be obtained from the Company at the Purchaser’s request), provided, however, that if Rule 172 is then in effect, such Purchaser must confirm that a current prospectus is deemed to be delivered to such buyer; and

(ii)	must send a letter in the form of Exhibit E to the Securities Purchase Agreement to the Company so that the Registrable Shares may be properly transferred.

Exhibit B-1
SOLEXA, INC.
STOCK CERTIFICATE QUESTIONNAIRE
Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Tax Identification Number of the Registered Holder listed in response to item 1 above:

B-1

Exhibit B-2
SOLEXA, INC.
REGISTRATION STATEMENT QUESTIONNAIRE
     In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.
A. General Information
     1. Please state your organization’s name exactly as it should appear in the Registration Statement:
     2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?
☐ Yes ☐ No
     If yes, please indicate the nature of any such relationships below:

B. Securities Holdings
     Please fill in all blanks in the following questions related to your beneficial ownership of the Company’s capital stock. Generally, the term “beneficial ownership” refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities. For example, securities held in “street name” over which you exercise voting or investment power would be considered beneficially owned by you. Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your immediate family is a beneficiary. Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

     Please note: If you have any reason to believe that any interest in securities of the Company which you may have, however remote, is a beneficial interest, please describe such interest. For purposes of responding to this questionnaire, it is preferable to err on the side of inclusion rather than exclusion. Where the SEC’s interpretation of beneficial ownership would require disclosure of your interest or possible interest in certain securities of the Company, and you believe that you do not actually possess the attributes of beneficial ownership, an appropriate response is to disclose the interest and at the same time disclaim beneficial ownership of the securities.
B-2.1

     1. As of [___], 2005, I owned outright (including shares registered in my name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for my account), the following number of shares of the Company’s capital stock:                                         .
     2. In addition to the number of shares I own outright as indicated by my answer to question B(1), as of [___], 2005, I had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, over the following number of shares of the Company’s capital stock:                                         .
     If the answer to this question B(2) was not “zero,” please complete the following: with whom shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:
Shared Voting Power:

Number of Shares	With Whom Shared	Nature of Relationship

Shared Investment Power:

Number of Shares	With Whom Shared	Nature of Relationship

     3. As of [___], 2005, I will have the right to acquire _________shares of the Company’s capital stock pursuant to outstanding stock options issued under the Company’s stock option plans and ________shares pursuant to the exercise of outstanding warrants (none, indicated by “0” above).

Options and Warrants
Class	Number of Shares

B-2.2

     (4) Please identify the natural person or persons who have voting and/or investment control over the Company’s securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities. For example, if you are a general partnership, please identify the general partners in the partnership.

B-2.3

C. NASD Questions
     1. Are you (i) a “member” 1 of the National Association of Securities Dealers, Inc. (the “NASD”), (ii) an “affiliate”2 of a member of the NASD, (iii) a “person associated with a member” or an “associated person of a member”3 of the NASD or (iv) an immediate family member4 of any of the foregoing persons? If yes, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; if no, please proceed directly to Question Number 3.
Yes _____ No _____
     Description:

[1]	NASD defines a “member” as any broker or dealer admitted to membership in the NASD, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.

[2]	The term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified. Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives. The following should apply for purposes of the foregoing:
(i)	a person should be presumed to control a Member if the person beneficially owns 10 percent or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a Member which is a partnership;

(ii)	a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10 percent or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a person which is a partnership;

(iii)	a person should be presumed to be under common control with a Member if:
(1)	the same person controls both the Member and another person by beneficially owning 10 percent or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a Member or person which is a partnership; or

(2)	a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.

[3]	The NASD defines a “person associated with a member” or an “associated person of a member” as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

[4]	Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the NASD or any other broker/dealer.

B-2.4

     2. If you answered “yes” to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the private placement, including the details of such participation:
Description:

     3. Are you or have you been an “underwriter or related person”5 or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering? If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).
Yes _____ No _____
Description:

     4. If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the NASD, affiliate of a member of the NASD, person associated with a member or associated person of a member of the NASD or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or stockholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).
Description:

     5. Have you purchased the securities in the ordinary course of business?
Yes _____ No _____

[5]	The term “underwriter or related person” includes underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.
B-2.5

The answers to the foregoing questions are correctly stated to the best of my information and belief. I shall advise John L. Brottem at (650) 843-5358, the Company’s outside counsel, promptly of any changes in the foregoing information prior to the effectiveness of the registration statement.

(Print name of Selling Security Holder)

(Signature)

By:

(Name and title of signatory, if stockholder is an entity)

(Date)
B-2.6

Exhibit B-3
SOLEXA, INC.
CERTIFICATE FOR INDIVIDUAL PURCHASERS
     If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.
Certificate
     I certify that the representations and responses below are true and accurate:
     In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.
     ___(1) A natural person whose net worth1, either individually or jointly with such person’s spouse exceeds $1,000,000;
     ___(2) A natural person who had an income2 in excess of $200,000, or joint income with the person’s spouse in excess of $300,000, in 2003 and 2004, and reasonably expects to have individual income reaching the same level in 2005;
     ___(3) An executive officer or director of the Company.

Date:

Name(s) of Purchaser

Signature

Signature

[1]	For purposes of this Certificate, “net worth” means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, “institutional lender” means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

[2]	For purposes of this Certificate, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.
B-3

Exhibit B-4
SOLEXA, INC.
CERTIFICATE FOR CORPORATE, PARTNERSHIP,
TRUST, FOUNDATION, AND JOINT PURCHASERS
     If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.
Certificate
     The undersigned certifies that the representations and responses below are true and accurate:
     (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.
     (b) Indicate the form of entity of the undersigned:

☐	Limited Partnership

☐	General Partnership

☐	Corporation

☐	Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

(Continue on a separate piece of paper, if necessary.)

☐	Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries:

(Continue on a separate piece of paper, if necessary.)

☐	Other form of organization (indicate form of organization (______).
B-4.2

     (c) Indicate the approximate date the undersigned entity was formed:                                        .
     (d) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.
     ___(1) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
     ___(2) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;
     ___(3) An insurance company as defined in Section 2(13) of the Securities Act;
     ___(4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
     ___(5) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
     ___(6) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
     ___(7) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
     ___(8) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
     ___(9) An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;
     ___(10) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

B-4.2

     ___(11) An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)

Dated:

Name of investor

Signature and title of authorized officer, partner or trustee
B-4.2

Exhibit C
OPINION OF COMPANY COUNSEL
November [__], 2005
To The Purchasers listed on Exhibit A hereto
Re: Solexa, Inc. Private Placement
Dear Ladies and Gentlemen:
     We have acted as counsel for Solexa, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 101,395 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of up to 35,488 shares of Common Stock (the “Warrant Shares” and collectively with the Shares and Warrants, the “Securities”), to the Purchasers at the First Closing under that certain Securities Purchase Agreement dated as of November 18, 2005 (the “Purchase Agreement”). We are rendering this opinion pursuant to Section 5.4 of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.
     In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
     As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who have represented the Company in this transaction, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.
     In rendering this opinion, we have assumed: the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement and the Warrants (together, the “Financing Agreements”)), where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the genuineness and authenticity of all signatures on original documents (except the signatures on behalf of the Company on the Financing Agreements). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Financing Agreements are obligations binding upon the parties thereto other than the Company; that the parties to the Financing Agreements other than the Company have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or
C-1

understandings among the parties to the Financing Agreements that would modify or interpret the terms of the Financing Agreements or the respective rights or obligations of the parties thereunder.
     Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.
     We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, fraudulent conveyance, usury, laws governing the legality of investments for regulated entities, regulations T, U or X of the Board of Governors of the Federal Reserve System or local law. Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; compliance with fiduciary duties by the Company’s Board of Directors or stockholders; compliance with safe harbors for disinterested Board of Director or stockholder approvals; compliance with state securities or blue sky laws except as specifically set forth below; compliance with the Investment Company Act of 1940; compliance with laws that place limitations on corporate distributions; the enforceability of provisions in the Financing Agreements concerning the voting of the Company’s capital stock (other than solely administrative obligations of the Company).
With regard to our opinion in paragraphs 1 and 3 below with respect to the good standing of the Company, we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date.
With regard to our opinion in paragraph 6 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.
     With regard to our opinion in paragraph 6 below with respect to securities of the Company to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuance of securities of the Company or anti-dilution adjustments to outstanding securities of the Company cause the Warrants to be convertible for more shares of Common Stock than the number that then remain authorized but unissued.
     With regard to our opinion in paragraph 8 below with respect to pending or overtly threatened litigation, we have made an inquiry of the attorneys within this firm who have represented the Company in this transaction, examined and relied upon a certificate executed by an officer of the Company covering such matters, and checked the records of this firm to ascertain that we are not acting as counsel of record for the Company in any such matter. We have made no further investigation.
C-1.4

     With regard to our opinion in paragraph 10 concerning exemption from registration, our opinion is expressed only with respect to the offer and sale of the Shares without regard to any offers or sales of other securities occurring prior to or subsequent to the date hereof.
     On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:
1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2.	The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

3.	The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of California.

4.	The Company has the corporate power to execute, deliver and perform its obligations under the Financing Agreements.

5.	Each of the Financing Agreements has been duly and validly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as rights to indemnity and contribution under section 7.3 of the Purchase Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6.	The Company’s authorized capital stock consists of (a) sixty million (60,000,000) shares of Common Stock, and (b) two million (2,000,000) shares of Preferred Stock, par value $0.01 per share. The Shares and Warrant Shares have been duly authorized and the Warrant Shares have been reserved for issuance upon exercise of the Warrants. The Shares and Warrants, when issued, sold and delivered against payment therefor in accordance with the terms of the Purchase Agreement and the Warrant Shares, if issued on the date hereof upon exercise of the Warrants and payment therefor in accordance with the terms of the Warrants, will be validly issued, outstanding, fully paid and nonassessable. To our knowledge, except as provided in the SEC Documents, the Financing Agreements or the Disclosure Schedule, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company.

7.	The execution and delivery of the Financing Agreements by the Company and the issuance of the Shares and Warrants pursuant thereto do not violate any provision of the Company’s Amended and Restated Certificate of Incorporation, as amended, or Bylaws, as amended, and do not violate (a) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Financing Agreements or (b) any order, writ, judgment, injunction, decree, determination
C-1.4

or award which has been entered against the Company and of which we are aware, in each case to the extent the violation of which would materially and adversely affect the Company and its subsidiaries, taken as a whole.

8.	To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Purchase Agreement or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company and its subsidiaries, taken as a whole that has not been disclosed in writing to the Purchasers.

9.	All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any U.S. Federal or California regulatory authority or governmental body required for the issuance of the Shares and Warrants, have been made or obtained, except (a) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (b) for the filing of the notice to be filed under California Corporations Code Section 25102.1(d).

10.	The offer and sale of the Shares and Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.
     This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours, Cooley Godward llp
By:
James C. Kitch

C-1.4

Exhibit D
SOLEXA, INC.
IMPORTANT — DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:
(1) THE SHARES ARE RESOLD PURSUANT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. [                                                            ]), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER HAS PROVIDED TO THE COMPANY OR THE TRANSFER AGENT FOR THE COMPANY’S STOCK A PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE AND THE HOLDER HAS DELIVERED A CURRENT PROSPECTUS OR, IF RULE 172 UNDER THE SECURITIES ACT OF 1933 AS AMENDED IS THEN IN EFFECT, THE HOLDER HAS CONFIRMED THAT A CURRENT PROSPECTUS IS DEEMED TO BE DELIVERED IN CONNECTION WITH SUCH RESALE; OR
(2) THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.
DO NOT REMOVE THIS INSTRUCTION SHEET FROM
THE ATTACHED SHARE CERTIFICATE
EXCEPT IN ACCORDANCE WITH
THE INSTRUCTIONS SET FORTH ABOVE.
D-1

Exhibit E
PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE
To: Cooley Godward llp

Attention:	Trevor Dutcher, Esq. Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155
The undersigned, the selling securityholder or an officer of, or other duly authorized person, hereby certifies that                                                                                  represents that it has sold shares of the Common Stock of Solexa, Inc. and that such
        [fill in name of selling securityholder]
shares were sold on                      either (i) in accordance with the registration statement on Form S-3 with file number [                            ],
                                       [date]
in which case the selling securityholder certifies that such selling securityholder has delivered a current prospectus in connection with such sale, provided, however, that if Rule 172 under the Securities Act of 1933, as amended, is then in effect, such selling securityholder has confirmed that a current prospectus is deemed to be delivered in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 (“Rule 144”), in which case the selling securityholder certifies that it has complied with the requirements of Rule 144.
Print or type:

Number of shares sold (if sold on multiple dates, please provide a breakdown by date):

Name of selling securityholder:

Name of individual representing selling securityholder (if an institution):

Title of individual representing selling securityholder (if an institution):

Signature by:

Selling securityholder or individual representative:

E-1

i.

(continued)
ii.

(continued)

		Page
7.4	Prospectus Delivery	18
7.5	Termination of Obligations	19
7.6	Reporting Requirements	19
7.7	Blue Sky	20
7.8	Stockholder Approval	20
7.9	Publicity	20
ARTICLE 8	RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT	20
8.1	Restrictions on Transferability	20
8.2	Instruction Sheet	20
8.3	Transfer of Securities	20
8.4	Purchaser Information	21
8.5	Material Non-Public Information	21
ARTICLE 9	MISCELLANEOUS	22
9.1	Termination	22
9.2	Waivers and Amendments	22
9.3	Broker’s Fee	22
9.4	Governing Law	22
9.5	Survival	23
9.6	Successors and Assigns	23
9.7	Entire Agreement	23
9.8	Notices, etc	23
9.9	Severability of this Agreement	23
9.10	Counterparts	23
9.11	Further Assurances	23
9.12	Currency	24
9.13	Independent Nature of the Purchasers' Obligations and Rights	24
A.	GENERAL INFORMATION	1
B.	SECURITIES HOLDINGS	1
C.	NASD QUESTIONS	5
Exhibit A — Form of Warrant
iii.

(continued)

Page
Exhibit B — Instruction Sheet For Purchaser	B
Exhibit B-1 — Solexa, Inc. Stock Certificate Questionnaire	B-1
Exhibit B-2 — Solexa, Inc. Registration Statement Questionnaire	B-2.1
Exhibit B-3 — Solexa, Inc. Certificate for Individual Purchasers	B-3
Exhibit B-4 — Solexa, Inc. Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers	B-4.1
Exhibit C —Opinion of Company Counsel	C-1
Exhibit D — Instruction Sheet	D-1
Exhibit E — Form of Purchaser’s Certificate of Subsequent Sale	E-1
iv.

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